Exhibit G(9)

Appendix A

As of April 24, 2026, this Appendix A forms a part of the Amended, Restated, and Consolidated Delegation Agreement dated as of January 1, 2008, as amended (the “Consolidated Agreement”) between State Street Bank and Trust Company and each of the MassMutual Select Funds, MassMutual Premier Funds, MassMutual Advantage Funds, MML Series Investment Fund, and MML Series Investment Fund II. As of April 24, 2026, this Appendix A supersedes any previous versions of said Appendix A.

This Appendix A may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties hereto consent to the use of electronic or digital technology for the execution of this Appendix A, and that delivery of the executed Appendix A or counterpart of the Appendix A by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed Appendix A or counterpart or the Appendix A.

MASSMUTUAL SELECT FUNDS

MassMutual Blue Chip Growth Fund
MassMutual Diversified Value Fund
MassMutual Mid Cap Growth Fund
MassMutual Overseas Fund
MassMutual Small Cap Growth Equity Fund
MM S&P 500® Index Fund

MASSMUTUAL PREMIER FUNDS

MassMutual Global Fund
MassMutual Small Cap Opportunities Fund
MML Barings Core Bond Fund
MML Barings Diversified Bond Fund
MML Barings High Yield Fund
MML Barings Inflation-Protected and Income Fund
MML Barings Short-Duration Bond Fund

MASSMUTUAL ADVANTAGE FUNDS

MML Barings Global Floating Rate Fund
MML Barings Unconstrained Income Fund
MML Clinton Limited Term Municipal Fund
MML Clinton Municipal Credit Opportunities Fund
MML Clinton Municipal Fund

MML SERIES INVESTMENT FUND

MML Focused Equity Fund
MML Foreign Fund
MML Income & Growth Fund
MML Small/Mid Cap Value Fund
MML Sustainable Equity Fund
MML VIP Aggressive Allocation Fund

MML VIP American Century Mid Cap Value Fund
MML VIP American Century Small Company Value Fund
MML VIP American Funds 65/35 Allocation Fund
MML VIP American Funds 80/20 Allocation Fund
MML VIP American Funds Growth Fund
MML VIP Balanced Allocation Fund
MML VIP BlackRock® Equity Index Fund
MML VIP Conservative Allocation Fund
MML VIP Fidelity Institutional AM® Core Plus Bond Fund
MML VIP Growth Allocation Fund
MML VIP Invesco Global Fund
MML VIP Invesco Main Street Equity Fund
MML VIP JPMorgan U.S. Research Enhanced Equity Fund
MML VIP Loomis Sayles Large Cap Growth Fund
MML VIP MFS® International Equity Fund
MML VIP Moderate Allocation Fund
MML VIP T. Rowe Price Blue Chip Growth Fund
MML VIP T. Rowe Price Equity Income Fund
MML VIP T. Rowe Price Mid Cap Growth Fund
MML VIP Wellington Small Cap Growth Equity Fund

MML SERIES INVESTMENT FUND II

MML VIP Barings Core Bond Fund
MML VIP Barings Inflation-Protected and Income Fund
MML VIP Barings Short-Duration Bond Fund
MML VIP Barings U.S. Government Money Market Fund
MML VIP BlackRock® Balanced Fund
MML VIP BlackRock iShares® 60/40 Allocation Fund
MML VIP BlackRock iShares® 80/20 Allocation Fund
MML VIP Franklin Templeton Equity Fund
MML VIP Invesco Discovery Large Cap Fund
MML VIP Invesco Discovery Mid Cap Fund
MML VIP Invesco Small Cap Equity Fund

MassMutual Select Funds		State Street Bank and Trust Company

By:	/s/ Renée Hitchcock	By:	/s/ Pete Thurmond
Name:	Renée Hitchcock	Name:	Pete Thurmond
Title:	CFO and Treasurer	Title:	SVP

MassMutual Premier Funds

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

MASSMUTUAL ADVANTAGE FUNDS

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

MML Series Investment Fund

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

MML Series Investment Fund II
By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer